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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of American Skiing Company of our report dated October 14, 1998 relating to the financial statements of American Skiing Company, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of American Skiing" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, MA
January 8, 2001